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                                                                      EXHIBIT 21

             SUBSIDIARIES OF PARK PLACE ENTERTAINMENT CORPORATION

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
Parball Corporation. . . . . . . . . . . . . . . . . . . . . . . .  Nevada
Flamingo Hilton-Laughlin, Inc. . . . . . . . . . . . . . . . . . .  Nevada
3930 Building Corp . . . . . . . . . . . . . . . . . . . . . . . .  Nevada
Bally's Intermediate Casino Holdings, Inc. . . . . . . . . . . . .  Delaware
Bally Olympia. . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
Hilton Hotel Management Co. Inc. . . . . . . . . . . . . . . . . .  Delaware
Bally's Louisiana, Inc.. . . . . . . . . . . . . . . . . . . . . .  Louisiana
Bally's Operator, Inc. . . . . . . . . . . . . . . . . . . . . . .  Delaware
Bally's Maryland, Inc. . . . . . . . . . . . . . . . . . . . . . .  Maryland
Bally's Tunica, Inc. . . . . . . . . . . . . . . . . . . . . . . .  Mississippi
Bally's Park Place, Inc. . . . . . . . . . . . . . . . . . . . . .  Delaware
Atlantic City Country Club, Inc. . . . . . . . . . . . . . . . . .  New Jersey
B.W. Realty Corp.. . . . . . . . . . . . . . . . . . . . . . . . .  New Jersey
GNOC, Corp.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  New Jersey
Conrad International Gaming Corporation. . . . . . . . . . . . . .  Nevada
Jupiters Ltd . . . . . . . . . . . . . . . . . . . . . . . . . . .  Australia
Baluma Holdings, S.A.. . . . . . . . . . . . . . . . . . . . . . .  Bahamas
Baluma S.A.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  Uruguay
Baluma Cambio S.A. . . . . . . . . . . . . . . . . . . . . . . . .  Uruguay
Baluma Ltda. . . . . . . . . . . . . . . . . . . . . . . . . . . .  Brazil
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